UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 31, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 31, 2009, InfoLogix, Inc. and its subsidiaries (the “Company”) entered into a second amendment (the “Second Amendment”) to the Loan and Security Agreement with Hercules Technology Growth Capital, Inc. (the “Lender”) dated as of May 1, 2008 and as amended by the First Amendment to Loan and Security Agreement dated November 19, 2008 (as amended, the “Loan and Security Agreement”).  As previously reported on our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, which were filed with the Securities and Exchange Commission on April 15, 2009 and May 15, 2009, respectively, prior to entering into the Second Amendment, we were in violation of certain financial covenants under the Loan and Security Agreement.  Those covenant violations constituted an event of default and gave the Lender the right to accelerate our obligations under the Loan and Security Agreement.  Pursuant to the Second Amendment, the Lender waived the existing event of default arising from the violation of the minimum EBITDA financial covenants for the measurement periods ended January 31, 2009, February 28, 2009, March 31, 2009 and April 30, 2009.  Also pursuant to the Second Amendment, the Company agreed to issue the Lender, within 10 business days of May 31, 2009, a warrant to purchase 250,000 shares of common stock of InfoLogix, Inc.

Among other things, the Second Amendment increases the interest rates on outstanding borrowings, amends certain financial covenants, postpones further principal repayments on the term loan portion of the facility until January 2010, and postpones the revolving loan maturity date until January 1, 2010 (November 1, 2009 prior to the Second Amendment).  The following is a description of the revolving credit and term loan facilities under the Loan and Security Agreement, giving effect to the Second Amendment.

At May 31, 2009, we had $11,400,000 of indebtedness outstanding under the term loan and $9,000,000 outstanding under the revolving credit facility.  The Loan and Security Agreement provides us with a revolving credit facility with a maximum commitment of up to $9,000,000 and a term loan facility of up to $12,000,000, subject to certain limitations on the revolving line of credit.

The amount that is available to be borrowed under the revolving credit facility is limited to the lesser of the maximum availability at such time and 85% of our eligible accounts. Eligible accounts, as defined in the Loan and Security Agreement, exclude certain account criteria that the Lender considers risky. Until our three month consolidated EBITDA exceeds $1,500,000, the borrowings under the revolving credit facility may not exceed 85% of our eligible accounts minus $2,500,000.

From May 31, 2009 through September 30, 2009, the term loan bears interest at an annual rate equal to the greater of 15.75% (13.25% prior to the Second Amendment) or the prime rate plus 10.75% (8.75% prior to the amendment), plus an additional 3.75% (1.75% prior to the Second Amendment) of interest that will be paid in kind and added to the principal amount of the term loan. From May 31, 2009 through September 30, 2009, the interest rate for the revolving credit facility is the greater of 14.25% (11.25% prior to the amendment) or the prime rate plus 9.75% (6.75% prior to the amendment), plus an additional 1.50% of interest that will be paid in kind and added to the principal amount of the revolving loan.  The interest rate for the paid in kind portion of the interest on outstanding borrowings under the term loan and the revolving credit facility will increase by 3% on October 1, 2009.

Interest is payable on the first business day of each month.  In the event that any payment is not timely made, a late fee equal to 5% of the past due amount is payable on the demand of the Lender. Upon the occurrence and during the continuance of an event of default, all amounts then owing to the Lender under the agreement and the other loan documents will bear interest at the then current rate plus 3%.

The term loan matures on May 1, 2012.  The term loan payments were interest-only for the first nine months.  From February 1, 2009 through May 1, 2009, we made principal payments in an aggregate amount of $600,000.  The term loan payments will be interest-only from May 31, 2009 through the end of 2009 and then must be repaid monthly based on the following principal repayment schedule thereafter: January 1, 2010 — May 1, 2010 - 15%; June 1, 2010 to May 1, 2011 - 25% and June 1, 2011 to the maturity date - 55%.  In addition, we are required to apply 25% of our excess cash flow, as defined by the Loan and Security Agreement, toward prepayments of the term loan.  Voluntary prepayments of the term loan are subject to a prepayment charge equal to a percentage of the term loan being prepaid.  The revolving loans mature on January 1, 2010 (November 1, 2009 prior to the Second Amendment).

Upon the earliest to occur of (i) demand from the Lender at any time between June 30, 2009 and April 30, 2012, (ii) the acceleration of our obligations under the Loan and Security Agreement, (iii) the term loan maturity date, and (iv) prepayment in full of our obligations under the Loan and Security Agreement, we will be required to pay the Lender an amount equal to the greater, as of such date of determination, of:

•                  if a Fundamental Event Closing (defined below) has occurred on or prior to September 30, 2009, the greater of (x) $1,200,000 ($900,000 prior to the Second Amendment), and (y) an amount equal to 6.0% (3.0% prior to the Second Amendment) of the amount by which our market capitalization exceeds $11,326,808 ($50,000,000 prior to the Second Amendment).

•                  if a Fundamental Event Closing (defined below) has not occurred on or prior to September 30, 2009, the greater of (x) $1,500,000, and (y) an amount equal to 6.0% (3.0% prior to the Second Amendment) of the amount by which our market capitalization exceeds $11,326,808.

A “Fundamental Event Closing” is defined in the Second Amendment as the sale of substantially all of the assets or capital stock of the Company, a cash equity infusion in an amount of at least $12,000,000, or the incurrence of subordinated indebtedness in an amount of at least $12,000,000.

Our obligations under the Loan and Security Agreement are secured by all of our personal property, including all of the equity interests in our subsidiaries.

The Loan and Security Agreement contains various affirmative and negative covenants, including covenants that require us to maintain a minimum cash balance, restrict our ability to incur indebtedness, make investments, make payments in respect of our capital stock, including dividends and repurchases of common stock, sell or license our assets, and engage in acquisitions without the prior satisfaction of certain conditions. The Loan and Security Agreement also requires us to maintain a minimum consolidated EBITDA measured on a trailing three month basis as of the last day of each month during the period from October 31, 2009 through April 30, 2012 (prior to the Second Amendment the test started in October 2008) and a maximum leverage ratio measured as of the last day of each month during the period from March 30, 2010 (prior to the Second Amendment the test started in December 2009).  The amended monthly minimum EBITDA test and monthly maximum leverage ratio are as follows:

The amended monthly EBITDA test is as follows:

Period Ending	Consolidated Adjusted EBITDA
October 31, 2009	$1,250,000
November 30, 2009	$1,250,000
For each Three Month Measurement Period ending during any fiscal month commencing with the month ending on December 31, 2009 to and including the month ended April 30, 2012	$3,000,000

The amended maximum leverage ratio is as follows:

Period Ending	Consolidated Total Adjusted Leverage Ratio
March 31, 2010	2.75 to 1

April 30, 2010	2.75 to 1

May 31, 2010	2.75 to 1

June 30, 2010	2.5 to 1

July 31, 2010	2.5 to 1

August 31, 2010	2.5 to 1

September 30, 2010	2.25 to 1

October 31, 2010	2.25 to 1

November 30, 2010	2.25 to 1

For each Twelve Month Measurement Period ending on during any fiscal month commencing with the month ending December 31, 2010, to and including the month ending April 30, 2012	2.0 to 1

Upon an event of default under the Loan and Security Agreement, the Lender may opt to accelerate and demand payment of all or any part of our obligations under the Loan and Security Agreement.

In connection with the Second Amendment, we incurred a restructuring fee equal to $210,000, of which $50,000 has been paid and the remaining balance must be paid on the earliest of September 30, 2009, the acceleration of our obligations under the Loan and Security Agreement and the payment in full of our obligations under the Loan and Security Agreement.

The Loan and Security Agreement requires a Fundamental Event Closing to have occurred on or before July 31, 2009, which is a new requirement under the Second Amendment.  Failure to close such a transaction by that date would constitute an event of default and, as a result, the Lender would have the right to accelerate our obligations under the Loan and Security Agreement.  We have been in discussions with several strategic and institutional investors and lenders regarding entering into such a fundamental event transaction, but there can be no assurance that we will be able to consummate such a transaction by July 31, 2009 or at all.

The foregoing description of the terms of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, as amended to date, which is attached hereto as Exhibits 10.1 through 10.3 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

10.1         Loan and Security Agreement by and among InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC, InfoLogix-DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender, dated May 1, 2008 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed May 7, 2008).

10.2         First Amendment to Loan and Security Agreement by and between InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC, and InfoLogix-DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender, dated November 19, 2008 (incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q filed November 19, 2008).

10.3         Second Amendment to Loan and Security Agreement by and between InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC, and InfoLogix-DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender, dated May 31, 2009 (filed herewith).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: June 4, 2009	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

10.1         Loan and Security Agreement by and among InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC, InfoLogix-DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender, dated May 1, 2008 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed May 7, 2008).

10.2         First Amendment to Loan and Security Agreement by and between InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC, and InfoLogix-DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender, dated November 19, 2008 (incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q filed November 19, 2008).

10.3         Second Amendment to Loan and Security Agreement by and between InfoLogix, Inc., InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC, and InfoLogix-DDMS, Inc., as Borrowers, and Hercules Technology Growth Capital, Inc., as Lender, dated May 31, 2009 (filed herewith).